EXHIBIT 11.1


                                 MICROAGE, INC.
                         PRIMARY EPS DETAIL CALCULATION


                                                                           39 weeks ended
                                                              ---------------------------------------
                                                                  July 28,              July 30,
                                                                    1996                  1995
                                                              -----------------     -----------------
Common stock
- -----------------------------------
Weighted average common shares                                      14,372,204            14,103,883

Common stock equivalents
- -----------------------------------
Weighted average warrants and options                                  296,368               210,651
                                                              -----------------     -----------------

Total weighted average common and
      common equivalent shares outstanding                          14,668,572            14,314,534
                                                              =================     =================

Net income available for EPS                                  $      8,046,000      $      5,965,000

Primary EPS                                                   $           0.55      $           0.42